UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     July 20, 2007

FORCE PROTECTION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-22273	84-1383888
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9801 Highway 78, Building No. 1, Ladson, SC	29456
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (843) 740-7015

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.                    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03.                    CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN
  OFF-BALANCE SHEET ARRANGEMNET OF A REGISTRANT.

On July 20, 2007, Force Protection, Inc. (the “Registrant”) entered into a Loan Agreement (the “Loan Agreement”) with Wachovia Bank, National Association (“Wachovia”), pursuant to which the Registrant agreed to certain terms that govern a revolving credit facility made available to the Registrant by Wachovia.  Concurrently with the execution of the Loan Agreement, the Registrant issued a promissory note to Wachovia in the original principal amount of $50,000,000 (the “Note”).  The unpaid principal balance of the Note accrues interest at a floating rate per annum equal to the 1-month LIBOR market index rate plus 2.0%.  Accrued interest is due and payable on a monthly basis, starting on August 31, 2007 and all outstanding principal is due and payable on September 30, 2007, unless extended by Wachovia.  Until September 30, 2007, the Registrant may borrow, repay and reborrow additional amounts from Wachovia under the Note, so long as the total principal balance outstanding under the Note does not exceed $50,000,000.  In connection with the issuance of the Note, the Registrant also entered into a Security Agreement with Wachovia pursuant to which the Registrant granted Wachovia a security interest in all of its personal property and fixtures, of every kind and nature.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Force Protection, Inc.
(Registrant)

Date July 26, 2007
/s/ Gordon McGilton
(Signature)

Name: Gordon McGilton
Title: Chief Executive Officer